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                                                                    Exhibit 23.6



                  [LETTERHEAD OF PAINEWEBBER INCORPORATED]



October 28, 1997



         PaineWebber Incorporated ("PaineWebber") hereby consents to the inclusion in this Proxy Statement-Prospectus, filed as part of this Registration Statements on Form S-4, of its opinion dated August 23, 1997, and to the references made to PaineWebber in the "Summary", "The Merger:
Background of the Merger", "The Merger: Reasons for the Merger" and "The
Merger: Opinion of Financial Advisor to PerSeptive" sections of such Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                             Very truly yours,

                                             PAINEWEBBER INCORPORATED

                                             By /s/ PaineWebber Incorporated
                                               -----------------------------








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